Exhibit 10.2

                             SUBSCRIPTION AGREEMENT

                                                                   June 15, 2001

Ambient Corporation

Ladies and Gentlemen:

1 The undersigned hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock, par value $0.001 (hereinafter, the "Common Stock") of Ambient Corporation (the "Company") set forth on the signature page of this agreement, at a purchase price of $1.00 per share (the "Shares").

      Together with this Subscription Agreement, the undersigned is delivering to the Company, a check payable to "AMBIENT CORPORATION " in the full amount of the purchase price for the Shares which the undersigned is subscribing for pursuant hereto or funds by wire transfer as instructed by the Company.

2. Registration Rights (i) Within 90 days following the closing of the undersigned's investment hereunder, the Company will include in a registration statement (the "Registration Statement") which the Company will prepare and file with the SEC under the Act the Shares purchased hereunder (collectively, the "Securities"). The undersigned shall pay any and all underwriting commissions, if any, in connection with the re-sale by the undersigned of the Securities, but the Company shall bear all fees and expenses attendant to registering the Securities under federal, state and any other securities laws, and any required filings with the NASD, including, without limitation, all printing costs.

      (ii) The Company shall use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. The Company shall keep effective and current any registration or qualification contemplated by this Agreement and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication in order to maintain the Registration Statement effective and current for so long as the Securities are not transferable under Rule 144(k) under the Act; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities;

      (iii) The Company shall use its best efforts to cause the Securities to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder(s) may reasonably request; provided, however, that the Company shall not by reason of this Article be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process in such jurisdiction;

      (iv) Upon request, the Company shall furnish to the undersigned and its counsel copies of all registration statements and amendments and supplements thereto, each preliminary and final prospectus and amendment and supplement thereto, comment letters from the Commission, the National Association of

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Securities Dealers ("NASD") and state securities commissions, and such other documents as the undersigned shall reasonably request to facilitate the disposition of the Securities included in such registration;

      (v) The Company will indemnify and hold harmless the undersigned, and each partner, officer, director, and controlling person of thereof, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof under the Act, the Exchange Act, common law or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like as amended and supplemented) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse the undersigned, and each partner, officer, director, and each controlling person thereof, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable to undersigned or any partner, officer, director and controlling person thereof, to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission contained in information furnished to the Company by the undersigned in writing specifically for use therein.

      (vi) In connection with any registration statement in which a holder of Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.

      (vii) The undersigned will indemnify and hold harmless each other Holder (the "Indemnitee"), and each partner, officer, director, and controlling person of such Indemnitee against all claims, losses, damages and liabilities (or actions in respect thereof under the Act, the Exchange Act, common law or otherwise) arising out of or based on any untrue statement or omission contained in information furnished by the undersigned in writing specifically for use by the Company in connection with this offering and relied on by the Company and the Indemnitee; provided, however, that the indemnification set forth in this subparagraph (vii)) shall be limited to the amount equal to the gross proceeds realized by the undersigned from the sale of such securities registered pursuant to such registration statement.

      (viii) If the indemnification provided for in subparagraphs (vi) and (vii) above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such of loss, liability, claim, damage, expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to


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

information supplied by the indemnifying party or by the indemnified party and the party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subparagraph (viii), the undersigned shall not be required to contribute any amounts in excess of the amount equal to the gross proceeds realized by such Holder from the sale of the securities registered pursuant to such registration statement.

      (ix) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

      (A) make and keep public information available as those terms are understood and defined in Rule 144 under the Act;

      (B) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

      (C) so long as the undersigned owns any restricted Securities, furnish to such undersigned promptly upon a written request by the undersigned as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of Securities to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the undersigned may reasonably request in availing himself, herself or itself of any rule or regulation of the Commission allowing the Holder to sell any such Securities without registration.

      (x) Notwithstanding the forgoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the undersigned in writing of the existence of a Potential Material Event, the holders shall not offer or sell any Securities, or engage in any other transaction involving or relating to the Securities, from the time of the giving of notice with respect to a Potential Material Event until either the events or circumstances comprising such Potential Material Event have been disclosed to the public or no longer constitute a Potential Material Event; provided however, that the Company may not so suspend the right to such holders of Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period. The term "Permitted Suspension Period" means no more than two (2) suspension periods during any consecutive 12-month period which suspension periods, in the aggregate, do not exceed fifty (50) days, provided, however, that no one such suspension period shall either (i) be for more than twenty (20) days or (ii) begin less than ten
(10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period) and the term "Potential Material Event" shall mean any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company, following consultation with Company counsel, that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company following consultation with Company counsel, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. Notwithstanding anything to the contrary contained herein, the provisions hereof shall not apply to the extent that any of the Securities then included in such Registration Statement


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

may be sold or otherwise transferred under Rule 144 under the Act or are transferred in a private non-brokerage transaction.

      (xi) In the event that the Registration Statement is not declared effective within the earlier of (A) 60 days following the date of the filing of such Registration Statement or (B) 15 business days following receipt of notice by the SEC that the Registration Statement may be declared effective, then the Company shall issue to the undersigned, in respect of each 30 day period (pro-rated for any period less than 30 days) following such date and continuing until such time as the Registration Statement shall have been declared effective, such number of shares of Common Stock as shall be equal to one and one-half percent (1.5%) of the number of Shares purchased hereunder (the "Additional Shares"), provided, that, notwithstanding anything to the contrary contained in the foregoing, the Company shall have no obligation to issue any Additional Shares in excess of such number of Additional Shares as shall be equal to, in the aggregate, 4.5% of the number of Shares purchased hereunder.

3. Representations and Warranties of the Undersigned. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

      (i) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

      (ii) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Securities

      (iii) The information provided by the undersigned in this Subscription Agreement being delivered by the undersigned to the Company herewith is true, complete and correct in all material respects, and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Act, which is based upon non-public offerings is applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the undersigned herein ;

      (iv) Except as set forth herein, no representations or warranties have been made to the undersigned by the Company or by any agent, employee, or affiliate of the Company, and in entering into this transaction the undersigned is not relying upon any information, other than the results of independent investigation by the undersigned and the representations contained herein and the Company's filings with the SEC under the Exchange Act of 1934, (the "Exchange Act");

      (vi) The undersigned understands that: (A) the Securities have not been registered under the Act or the securities laws of any state, and are being offered by the Company based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act;
(B) the Securities will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless an exemption from such registration provisions is available with respect to said resale or transfer; (D) other than as set forth in the Offering Materials or herein, the Company is under no obligation to register the Securities under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Securities will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F)


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

stop transfer instructions will be placed with the Company's transfer agent, if any, for the Securities.

      (vii) The undersigned is acquiring the Securities solely for the account of the undersigned, for investment purposes only, and not with a view towards their public distribution;

      (viii) The undersigned will not sell or otherwise transfer any of the Securities unless and until: (A) said securities, shall have first been registered under the Act and all applicable state securities laws; or (B) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws, except where such sale or transfer may be effected under Rule 144 of the Rules and Regulations promulgated under the Act and no opinion is necessary to enable such sale or transfer;

      (ix) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder, and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

      (x) The undersigned meets the requirements of at least one of the suitability standards for an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act and as set forth in this Subscription Agreement;

4. Representations and Warranties of the Company. In order to induce the undersigned to make this subscription, the Company hereby represents and warrants to, and covenants with, the undersigned as follows:

      (i) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

      (ii) All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares being sold hereunder has been taken or will be taken prior to the closing of the subscription hereunder, and this Agreement, upon due execution and delivery, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      (iii) The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and the undersigned shall have good and marketable title to such Securities, free and clear of any liens, pledges, encumbrances, taxes, charges or restrictions of any kind (other than those created by or through the undersigned).

      (v) The Company is not in violation of, or default under, any provisions of its Certificate of Incorporation or Bylaws, both as currently in effect. To its knowledge, the Company is in compliance in all material respects with all applicable laws, rules, regulations, judgments, decrees and governmental


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

orders, except for such non-compliance that would not have a material adverse effect on the properties, financial condition, operations, prospects or business of the Company. The Company is not in breach or violation of or default under, whether with or without notice or following the passage of time, in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound, except for such non-compliance that would not have a material adverse effect on the properties, financial condition, operations, prospects or business of the Company, and the transactions contemplated by this Agreement will not result in any such breach, violation or default.

      (vi) There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, under the Warrant) or which might result, either individually or in the aggregate, in any material adverse effects on the assets, financial condition, operations or business of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

      (vii) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being collectively referred to herein as the "SEC Documents"). As of their respective dates, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company's financial statement included in the SEC Document fairly present, as of the dates set forth therein, the Company's financial position. Except as otherwise provided in the SEC Documents or herein, since the filing of the Company's most recent form Annual Report on Form 10-KSB, there has been no material adverse change and no material adverse development in the business, properties, operations or prospects, financial condition, liabilities or results of operations of the Company or its subsidiaries.

      (viii) Except as otherwise provided herein, no representation, warranty or statement by the Company in this Subscription Agreement contained, as of their respective dates, or now contains, any untrue statement of a material fact or, as of such dates, omitted to, or when taken together now omits to state, a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

6. Press Release. Neither the Company nor the undersigned shall issue a press release or other public announcement relating to this agreement or the subject matter hereof without the prior approval of the other.

                                  RISK FACTORS

      Your investment involves a high degree of risk. The undersigned (sometimes referred to as "you") should be able to bear a complete loss of its investment. The undersigned should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of the Company (the Company is sometimes referred to as "we"). If any of the following risks actually occur, our business, financial condition and results of operations would likely suffer. In such


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

case, the market price of our capital stock could decline, and you may lose all or a part of the money you pay to buy our stock.

The comprehensive communications infrastructure underlying our proposed powerline solution is in the design and development stage and we cannot assure you that it will be successfully developed or technologically viable and, even if developed or viable, successfully marketed.

We are engaged in the architecture, design, development, implementation and marketing of a proposed comprehensive communication infrastructure which uses the electrical power distribution grid as a high-speed telecommunication medium. Our current activities are focused on the implementation and marketing of our proposed powerline telecommunications technology solution and system architectures for use on low and medium voltage systems. Our proposed solution is designed to enable, initially, high speed internet access and telephony services. The proposed powerline telecommunication solution is based on our establishing and maintaining partnership relationships with utilities and electrical power distribution companies and telecommunication service and technology companies. Existing electrical power grids have, to date, not been widely used commercially for high-speed data transmission due to certain technological and infrastructure limitations. Our proposed solution is, we believe, designed to overcome these limitations. In order for our proposed communications infrastructure to be technologically feasible and viable, we believe that we will need to develop and integrate several components and technologies. We are in the process of integrating our solution concept with various other complementary and necessary technologies. We anticipate and propose to have these complementary components and technologies produced by prospective third party partners in the telecommunications and related industries. While first phase alpha testing and field trials have validated most of the concepts underlying our powerline telecommunication technology solution, we can provide no assurance that these complementary components or technologies will be successfully developed or technologically feasible or integrated into our proposed communications infrastructure or, even if they can be successfully developed and integrated and technologically feasible, that they can be so developed and integrated on commercially acceptable terms and conditions. Once we complete the successful design and development of our proposed solution, if ever, our current business model contemplates that, in order to adequately deliver our proposed solution to end-users, we will need to enter into collaborative arrangements with third party utilities or other providers of electric power. No assurance can be provided that we will be successful in establishing and maintaining these collaborative arrangement on commercially acceptable terms or that we will be successful in marketing.

Success of our proposed comprehensive communications infrastructure is contingent upon its adoption by utilities and other distributors of electric power.

      Our proposed powerline telecommunication solution is based on our establishing and maintaining partnership relationships with utilities and electrical power distribution companies as well as telecommunication service and technology companies. Our current business and revenue model contemplate, at least initially, that the proposed communication solution will be made available to residential customers and other end-users through the existing infrastructure of utilities or other distributors of electric power. Accordingly, we believe that our success is contingent upon the technological feasibility and commercial and fiscal viability of our proposed communications solution and its acceptance and adoption by utilities and other distributors of electric power. While we believe that our proposed powerline telecommunications solution, once successfully developed and integrated and fully implemented, will prove to be an attractive proposition to utilities and other electric power distributors, we cannot provide any assurance that the utilities or the other distributors of electric power will in fact so adopt or ratify our proposed powerline telecommunications solution. Additionally, we believe that the success of wire-less based solution providers overcoming technical challenges and


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furnishing a reliable, technologically feasible and commercially viable solution for high speed data transfer may adversely influence the utilities' decision to adopt our proposed solution.

Governmental regulations may delay or preclude the adoption of our proposed solution.

         Utilities and other providers of electric power are ordinarily subject to significant governmental oversight and regulations, on both the state and federal level. Foreign utilities and other providers of electric power are also subject to significant governmental oversight and regulations in their respective home countries. In certain countries, such as Japan, there may be regulations restricting the transmission of high frequency over power-lines, necessitating governmental permission. These regulations may be interpreted in such a manner as to inhibit, delay or preclude the provision of our proposed communications solutions or to require costly modifications to the proposed solution. In addition, regulations in the telecommunications field may also adversely affect the provision of our proposed solution. We are attempting to address these regulatory challenges in part by the establishment of our advisory board, which is staffed with non-employee individuals who have extensive experience in a broad array of professional areas, including in regulatory areas that we believe may be relevant to the industries we are or may become engaged in.

We will require additional financing.

We anticipate that our cash on hand will allow us to maintain operations as presently conducted at least through the next twelve months. However, we will require additional financing to fully execute our design, development and commercialization plans, including the completion of the design, development and testing of the products under joint development with Cisco Systems, Inc., as well as to maintain necessary levels of liquidity. Additionally, if we expand our current operations to include strategic partnerships or mergers or acquisitions, then we will also require additional financing to realize such mergers or acquisitions. We have no commitments for any such financing and there can be no assurance that we will obtain additional capital when needed or any assurance that any additional financing can be obtained on favorable terms, if at all. Any additional financing is likely to result in dilution to our stockholders.

We will need to negotiate commercial agreements with our prospective partners relating to the commercialization of our communications infrastructure and the sharing of revenues and cost savings generated by the adoption of our solution.

      Our business revenue model contemplates that our proposed communications solution, once the infrastructure is fully commercialized, will be primarily generated by the consumer basket of services that will be made available to the end-user or the enhanced utility services that we believe will result in significant cost savings to the utilities or the other providers of electric power. Additionally, we also anticipate that we will be able to generate fees during the development phase of the communication infrastructure, prior to the commercialization of our solution, if we are able to successfully conclude agreements with utilities or other providers of electrical power whereby such parties agree to participate in the outlays associated with developing our solution. Our business model also contemplates that we will assume a significant portion of start-up costs associated with the commercialization of our proposed solution as well as training and maintenance costs. Additionally, our agreement with Cisco Systems, Inc. contemplates that beyond an initial period of exclusivity with respect to the development and marketing of products under joint development, we and Cisco will negotiate the terms of the license and manufacturing rights, as well as other matters, relating to the products under development. Accordingly, we will need to negotiate with our prospective utility and other providers of electric power


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partners, as well as prospective partners in the telecommunications and technology service areas, the terms of the marketing, license and other agreements relating to the implementation of the proposed solution, including, without limitation, terms relating to the sharing of any up-front capital expenditures required to commercialize the proposed communications structure, and the sharing of revenues and cost savings generated by the proposed solution. No assurance can be provided that we will be able to successfully negotiate these arrangements on commercially acceptable terms.

We have incurred losses in every quarter and year, and we expect these losses to continue in the foreseeable future.

Since we began our operations in 1996, we have lost money in every quarter and year. Prior to March 2000, when we actively began to engage in our current business, the design, development and commercialization of powerline telecommunication technology, we designed, developed and marketed smart-card application, a business in which we are no longer engaged. As of December 31, 2000, we had an accumulated deficit of approximately $48.7 million, which includes $40 million in non-cash charges primarily related to the issuance of warrants and the extinguishment of debt. We may not be able to generate sufficient revenue to become profitable. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.

We have only been in business in the powerline telecommunication field for a short period of time, so your basis for evaluating us is limited.

      We are a development stage company with a limited history of operations which is primarily in the design and development of smart card based technologies and products, a business in which we no longer engage. We have been engaged in the design, development and commercialization of our proposed powerline communication infrastructure since March 2000. As a result, there is a limited history of operations for evaluating our power-line telecommunication technology business. You must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including the market for the provision of rapid power-line telecommunication services. Some of these risks and uncertainties include:

      *The technological feasibility of our proposed communications solution;

      *The successful implementation of the communications infrastructure which is required to properly deliver to the end-user our proposed communications solution;

      * Our ability to establish and maintain relationships with appropriate parties in the electric power distributions and telecommunications industries;

      * The adoption by the electric power distribution of our proposed communications solution;

      * Competition of wire-less based solutions;

      * Our ability to respond effectively to actions taken by our competitors;

      * Our ability to respond effectively to pertinent governmental regulatory concerns and demands;


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      * Our ability to build our organizational and technical infrastructures to manage our growth effectively;

      * Our ability to design, develop and implement effective product offerings; and

      * Our ability to attract, retain and motivate qualified personnel.

      If we are unsuccessful in addressing these risks and uncertainties, our business, financial condition and results of operations will be materially and adversely affected.

Our ability to manage growth is limited.

      If we expand our management, design and development, testing, quality control, marketing, sales and service and support operations, as well as financial and accounting controls, such expansion could place a significant strain on our company. If our management is unable to manage growth effectively, our business and financial conditions could be materially adversely affected. Failure to integrate new personnel on a timely basis could have an adverse effect on our operations. Furthermore, the expenses associated with expanding our management team and hiring new employees will likely be incurred prior to the generation of any associated revenues. Our inability to manage growth effectively could have a material adverse effect on our business, financial conditions or results of operation.

The market for our proposed technologies is unproven.

      The market for rapid power-line data telecommunication is unproven. The use of electrical power-lines for high speed telecommunication is in an embryonic stage. For us to be successful, utilities other providers of electrical power and telecommunication and technology service companies, as well as end-users, must accept the concept of power-line data telecommunication generally and also adopt the solution that we have developed. There can be no assurance that utilization of electrical power grids as a medium of rapid data transmission will be commercially accepted. Moreover, the high frequency electrical characteristics of the power grid in some countries or localities may prevent the efficient transmission of high frequency signals, and thus not permit the implementation of our solution. Further our solution may not achieve or sustain market acceptance under emerging industry standards or may not meet, or continue to meet, the changing demands of the media access and technology service companies. If the market for power-line based rapid transmission of data does not develop or expand, our business, financial condition and results of operations would be materially adversely affected.

You should not rely on our quarterly or year-end operating results as an indication of how we will do in the future.

      Our quarterly and year-end operating results may vary significantly in the foreseeable future due to a number of factors that could affect our performance, expenses or prospects during any particular quarter. Due to all of the risks discussed in this section, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future periods our operating results will be below the expectations of public market analysts and investors. In this event, the price of our common stock would likely fall.

We are engaged in a highly competitive field.

      The high-speed data transmission industry and internet access, the fields of business in which we are currently engaged, are extremely competitive. We believe that there are companies, with substantially greater financial, technological, marketing, personnel and research and development resources than our company, which are engaged in developing a high speed data transmission solution. Additionally, efforts in the past to utilize electrical power lines as a high-speed data communications medium have not been successful due to technological impediments or economic and fiscal considerations. Certain companies, including those with significantly greater resources than our company, such as Siemens and Nortell, have undertaken efforts to implement a comprehensive powerline telecommunication based solutions. However, to date, none have, to our knowledge, implemented and commercialized any such solution. Certain other companies, including those with significantly greater resources than our company, provide, we believe, partial powerline based solutions. We believe that our core strategy, which attempts principally to partner our proposed powerline based solution with appropriate parties in the telecommunication and service technology areas as well as utilities and other providers of electric power, provides the most viable prospect of a powerline telecommunication based high-speed solution. There can be no assurance that we will be able to compete successfully in this market.

      Certain companies claim to provide non-powerline based high-speed data transmission. In particular, internet service providers (ISPs) provide internet access over existing networks and have nationwide marketing presence and strategic or commercial licenses with telecom carriers and wireless and satellite service providers have announced plans to expand fixed-wireless networks for high speed data customers. Cellular operators are establishing portals facilitating access to web and information services. There can be no assurance that other companies will not enter the market in the future. There can be no assurance that development by others of similar or more effective technologies or solutions will not render our Proposed solution non-competitive or obsolete.

New products and rapid technological change may render us vulnerable to technological obsolescence.

      The high speed data communications industry is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Our success will depend in part on our ability to meet changing customer requirements and evolving industry standards. We currently devote, and intend to continue to devote, our resources toward the development of high-speed power-line based data transmission and internet access. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our prospective technologies or future products, if any, will satisfy the needs of the market. There can also be no assurance that products and technologies developed by others will not adversely affect our competitive position or render our prospective technologies non-competitive or obsolete.

We have limited marketing experience and capabilities.

      We have limited marketing experience and limited financial, personnel and other resources to undertake marketing and advertising activities. To date we have generated no revenues. As is typically the case with newly-introduced products or technologies in the design and development stage, the ultimate level of demand is subject to a high degree of uncertainty. Developing market acceptance for our proposed high-speed telecommunication medium will require substantial marketing efforts and the expenditure of a significant amount of funds to inform utilities, electrical power distributors as well as telecommunication service technology companies of the perceived advantages of our proposed solution. There can be no assurance that our marketing efforts will result in demand for, or market acceptance of, our proposed technologies or solution. There can be no assurance that we will be able to market these proposed technologies successfully or that our efforts will result in any significant revenues. Our business model contemplates that we will need to establish and maintain commercial relationships with utilities and other providers of electrical power as well as telecommunications service technologies in order to commercialize our proposed solution. There can be no assurance that we will be able to identify suitable partners or that, if suitable partners are identified, we will be able to sign appropriate agreements on acceptable terms.

We have very few employees and are particularly dependent on certain of our key personnel.

      We currently employ 15 full-time employees. Although we believe we maintain a core group sufficient for us to effectively conduct our operations, the loss of certain of our key personnel could, to varying degrees, have an adverse effect on our operations and product development. There can be no assurance that we will be successful in identifying and retaining such personnel on commercially acceptable terms.

      Our future success is also dependent upon our continuing ability to attract and retain highly qualified technical personnel to perform research, design and development activities as well commercialization activities. There is a high demand in our market for qualified technical personnel and competition for such personnel is generally intense.

Anti-dilution protection accorded to certain of our Executive Officers.

In connection with their employment agreements, we granted to each of our Chief Executive Officer, Mark Isaacson and, our Chief Financial Officer, Wilfred Kopelowitz, stock options for, respectively, 1,350,000 and 240,000 shares of common stock. In connection with these stock options, each of Messrs. Isaacson and Kopelowitz have been granted anti-dilution protection with respect to any future stock issuances by us in an amount necessary to maintain their respective percentage ownership of the outstanding shares of our stock on a fully diluted basis on the date of grant had their respective options been exercised on the date of grant. Mark Isaacson's and Wilfred Kopelowitz's percentage ownership of the outstanding shares of our stock (on a fully diluted basis) on the date of the grant of these options are, respectively, approximately 4.2% and .075%. While we have successfully raised funds in the past notwithstanding these provisions, such anti-dilution protection could make future financing more difficult for us to obtain, if at all, unless these provisions are waived by these executive officers.

Our efforts to protect our intellectual property rights may not be adequate.

      Our success depends in part on our proprietary technologies. We filed with the United States Patent and Trademark Office patent applications for the inductive coupling of a data signal to a power transmission cable. We anticipate filing shortly a patent application for the coupling of broadband modems to powerlines. No patents have yet been issued. Additionally, we have certain patents and patent applications pending in the smart-card applications area, a business in which we are no longer engaged. Currently we are in the process of establishing two trademarks, "PLT Systems" and "PLT Solutions", though no assurance can be provided we will establish such recognized trademark. Accordingly, we rely on a combination of trademark, copyright and trade secret laws, nondisclosure and other contractual provisions, and technical measures to protect our intellectual property rights. Our patent, trademarks or copyrights in the powerline telecommunication technology and may be challenged and invalidated or circumvented. Others may develop technologies that are similar or superior to our technologies or duplicate our technologies. Effective intellectual property protection may be unavailable or limited in certain foreign countries. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise use aspects of processes and devices that we regard as proprietary. Policing unauthorized use of our proprietary information is difficult, and there can be no assurance that the steps we have taken will prevent misappropriation of our technologies. In the event that our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our products and technologies, which could have a material adverse effect on our business, financial condition and results of operations.

      Litigation may be necessary in the future to enforce any patents that may be issued and other intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. There can be no assurance that any litigation of these types will be successful. Litigation could result in substantial costs, including indemnification of customers, and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations, whether or not this litigation is determined adversely to us. In the event of an adverse ruling in any litigation, we might be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringed technology. Our failure to develop or license a substitute technology could have a material adverse effect on our business, financial condition and results of operations.

Future Sales of our common stock by our stockholders could have an adverse effect on the market price of our common stock

      We have 23,125,794 shares of our common stock presently issued and outstanding of which 11,179,342 are being registered. In addition, there are currently outstanding options or warrants to purchase approximately 15,500,000 shares of our common stock, of which 13,716,711 held by selling stockholders with exercise prices ranging from a nominal price to 8.00 per share. Additionally, there are approximately 3,181,000 shares currently transferable under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to the volume limitations and other conditions of such Rule. The market price of our common stock could decline as a result of sales by our existing stockholders of a large number of shares of common stock in the market after this offering, or the perception that such sales may occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and a price that we deem appropriate.

Our stock price is volatile and could continue to be volatile.

      Investment interest in our common stock may not lead to the development of an active or liquid trading market. The market price of our common stock has fluctuated in the past and is likely to continue to be volatile and subject to wide fluctuations. In addition, the stock market has experienced extreme price and volume fluctuations. The stock prices and trading volumes for many hi-tech companies fluctuate widely for reasons that may be unrelated to their business or results of operations. The market price of our common stock may decline. General economic, market and political conditions could also materially and adversely affect the market price of our common stock and investors may be unable to resell their shares of common stock at or above the offering price.

It may be difficult for a third party to acquire us.

      Provisions of Delaware law could make it more difficult for a third party to acquire us, even if it would be beneficial to our stockholders.

Penny Stock Regulation is applicable to investment in our shares.

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

      The undersigned has carefully reviewed the jurisdictional notice listed below and agrees to abide by any restrictions contained therein applicable to the undersigned; and

                              JURISDICTIONAL NOTICE

      Residents of All States:

            THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OR THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                      * * *

      The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

      If the Company rejects all or any part of this subscription, it shall immediately remit to the undersigned that part of the purchase price representing the number of Shares subscribed for by the undersigned but rejected by the Company.

      Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

      This Subscription Agreement: (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Delaware applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and its respective heirs, legal representatives, successors, and assignees.

      Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

      All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or, if deposited with a United States national post office, five (5) days after being mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth on the signature page hereof; and if to the Company, to the address provided above or to such other address as the Company or the undersigned shall have designated to the other by like notice.

ACCREDITED INVESTOR CERTIFICATION

      PURCHASE OF THE SHARES INVOLVES SIGNIFICANT RISKS AND IS A SUITABLE INVESTMENT ONLY FOR CERTAIN TYPES OF POTENTIAL INVESTORS. SEE "RISK FACTORS."

      The purchase of Shares is suitable only for investors who have no need for liquidity in their investments and who have adequate means of providing for their current needs and contingencies even if the investment in the Shares results in a total loss. Shares will be sold only to prospective investors which are "accredited investors" under Regulation D promulgated under the Securities Act. "Accredited Investors" are those investors which make certain written representations that evidence the investor comes within one of the following categories:

(Initial the appropriate category)

|_|   i)    Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
            Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small
            Business Administration under Section 301(c) or (d) of the Small
            Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in
            Section 3(21) of such act, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

|_|   ii)   Any private business development company as defined in Section
            202(a)(22) of the Investment Advisers Act of 1940, as amended;

|X|   iii)  Any organization described in Section 501(c)(3) of the Internal
            Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

|_|   iv)   Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of investment in the Shares, exceeds $1,000,000;

|_|   v)    Any natural person who had an individual income in excess of
            $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the ____ current year;

|_|   vi)   Any partnership or trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule
            506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the units; or

|_|   vii)  Any entity in which all of the equity owners are accredited investors.

      As used in this Subscription Agreement the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and without any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

      The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors. The Company may reject subscriptions in whole or in part if, in its discretion, it deems such action to be in the best interests of the Company.

      If any information furnished or representations made by a prospective investor or others acting on its behalf mislead the Company or the Company as to the suitability or other circumstances of such investor, of if, because of any error or misunderstanding as to such circumstances, a copy of this Subscription Agreement is delivered to any such prospective investor, the delivery of this Subscription Agreement to such prospective investor shall not be deemed to be an offer and this Subscription Agreement must be returned to the Company immediately.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 15th day of June, 2001.

750,000            X     $1.00  =        $750,000
-------------                            --------
No. of Shares          (Share Price)     Subscription Price

If the Investor is a PARTNERSHIP,
CORPORATION or TRUST:


/s/ Timothy F. Sylvester
---------------------------------------------------
Signature

Oscar Private Equity Investments, L.P
---------------------------------------------------
Print Name of Subscriber Organization

Timothy S. Sylvester, President of General Partner
---------------------------------------------------
Print Name and Title of Person Signing

--------------------------------------------------------------------------------

                (All Subscribers should please print information
                     below exactly as you wish it to appear
                         in the records of the Company)

Oscar Private Equity Investments, L.P.
---------------------------------------     ------------------------------------
Name and capacity in which subscription     Taxpayer I.D. Number
is made -- see below for particular
requirements

Address:                                    Address for notices, if different:

---------------------------------------     ------------------------------------
Number and Street                           Number and Street

---------------------------------------     ------------------------------------
City          State         Zip Code        City          State       Zip Code

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by Ambient Corporation this 15th day of June 2001, for 750,000 Shares.

Ambient Corporation


By: /s/ Mark S. Isaacson
   ----------------------------------

Name: Mark S. Isaacson
     --------------------------------

Title: Chief Executive Officer
      -------------------------------